Exhibit 10.57

[ ***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Memorandum Of Understandings

This memorandum of understanding (this “MOU”) is entered on February 24, 2019 and is intended to reflect our mutual agreement between Resdevco, Research and Development Ltd. (Private Company 510422223, hereinafter “Resdevco”) to Wize Pharma Ltd. of Hanagar Hod Hasharon, Israel (“Wize”).

1.	Resdevco agrees that the minimum yearly payment for USA paid by Wize in the years 2020 and 2021 will be only $150.000 in place of $475,000.

Therefore, so far Resdevco will have invested:

4X ($475,000-$150,000) = $1,300,000 into Wize’s efforts to register Conheal in the USA.

2.	Wize agrees that the royalty for a 20 or 30 unit-dose eye drops package is $0.60 or [***]% (whichever is the higher) from the revenue of Wize in USA and in future contracts all over the world.

3.	Wize agrees to repay to Resdevco the difference of $650,000 for the years 2020 & 2021, within 2 years after a market license for the unit-dose eye drops is obtained by Wize in the USA.

4.	The lawyer of Resdevco will prepare a proper contract to be signed in good faith by Resdevco and Wize. So far as the proper contract is not signed, this MOU is part of the Resdevco-Wize agreement dated May 1, 2015.

/s/ Prof S. Dikstein	/s/ Or Eisenberg
Resdevco Ltd.	Wize Pharma Ltd.